Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 104 South Main Street / Ninth Floor / Greenville, South Carolina 29601 Tel: 864.250.2300 Fax: 864.232.2925 www.nelsonmullins.com

August 11, 2008

Palmetto Bancshares, Inc.

301 Hillcrest Drive

Laurens, South Carolina 29360

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Palmetto Bancshares, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 250,000 shares (the “Shares”) of the Company’s common stock which may be issued by the Company as restricted stock under the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan.  This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

                We have examined corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion.  In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

For purposes of this opinion, we have relied without any independent verification upon factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentences was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading.

Based on the foregoing, assuming that the Shares are authorized in accordance with the Plan and that the Company has received the authorized consideration for the issuance of shares, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the South Carolina Business Corporation Act. Our advice on any legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

This opinion is being rendered to be effective as of the effective date of the Registration Statement, and we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  This consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

This opinion is limited to the laws of the State of South Carolina and no opinion is expressed as to the laws of any other jurisdiction.  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of any Shares.   This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.   This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP

/s/ Nelson Mullins Riley & Scarborough LLP